Exhibit 10.8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

FIRST AMENDMENT TO
PROPYLENE SUPPLY CONTRACT

This First Amendment to Propylene Supply Contract (the “Amendment”) is made and entered into effective as of December 16, 2011 by and between THE DOW CHEMICAL COMPANY, a Delaware corporation (“Buyer”), and PL PROPYLENE LLC, a Delaware limited liability company (“Seller”). Buyer and Seller are sometimes referred to individually as “Party” and collectively as “Parties”. Capitalized terms not specifically defined herein shall have the meaning given to such terms in the Contract (as defined below).

RECITALS

A. WHEREAS. Buyer and Seller are parties to that certain Propylene Supply Contract dated as of August 12, 2009 whereby Seller sells and Buyer buys quantities of Polymer Grade Propylene and Chemical Grade Propylene (the “Contract”):

B. WHEREAS, the Parties desire to amend the Contract in the respects set forth below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Buyer and Seller agree as follows:

1.        The Section of the Contract titled “Contract Term” is replaced in its entirety by the following:

“The term of this Contract shall commence on the Commencement Date and will continue until December 31, 2018 and thereafter will continue on a year to year basis unless a Party provides at least eighteen (18) Months prior written notice of termination to the other Party. Any such termination shall only be effective as of December 31 of the year in which this Contract is being terminated and no termination shall be effective prior to December 31. 2018. The period from the Commencement Date until December 31. 2014 shall be referred to herein as the “Initial Contract Term” and the period from January 1, 2015 until December 31. 2018 shall be referred to herein as the “Additional Contract Term”. If the term of this Contract extends beyond December 31, 2018, then the “Additional Contract Term” shall include such extended period of time. The Initial Contract

Term and the Additional Contract Term shall be referred to collectively herein as the Contract Term.”

2.       The first sentence of subpart A of the Section of the Contract titled “Purchase Price” shall be replaced in its entirety by the following:

A. Price for PGP. The per pound PGP net price (“PGP Price”) will be the “PGP Contract Price”, as defined below, less a discount (i) during the Initial Contract Term of ***** ($*****) per pound and (ii) during the Additional Contract Term of ***** ($*****) per pound.”

3.        The first sentence of subpart B of the Section of the Contract titled “Purchase Price” shall be replaced in its entirety by the following:

“B. Price for CGP. The per pound CGP net price (“CGP Price”) will be the “CGP Contract Price”, as defined below, less a discount (i) during the Initial Contract Term of ***** ($*****) per pound and (ii) during the Additional Contract Term of ***** ($*****) per pound.”

4.           Except as hereby amended, all other terms and provisions of the Contract are hereby ratified and affirmed and shall remain in full force and effect in accordance with their terms.

5.           This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the date first set forth above.

PL PROPYLENE LLC		THE DOW CHEMICAL COMPANY

By:	/s/ Nathan L. Ticatch	By:	/s/ Brian J.M. James

Name:	Nathan L. Ticatch	Name:	Brian J.M. James

Title:	President	Title:	Global Vice President, Olefinans Aromatics & Alternatives